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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-104168) and S-8 (No. 333-39000, 333-88227,
333-86714) of Vixel Corporation of our report dated January 28, 2003, except as to the second paragraphs of Note 9, Legal Proceedings, and of Note 10 and Note 16 as to which the date is March 3, 2003, relating to the financial statements, which appears in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated January 28, 2003 relating to the financial statement schedule, which appears in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers
Seattle, Washington
July 1, 2003